UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

USA Compression Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35779	75-2771546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8117 Preston Road, Suite 510A

Dallas, Texas 75225

(Address of principal executive offices)

(512) 473-2662

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common units representing limited partner interests	USAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 27, 2025, USA Compression Partners, LP (the “Partnership”), as borrower, USA Compression Partners, LLC, USAC Leasing, LLC and USA Compression Finance Corp. (collectively, the “Guarantors” and with the Partnership, the “Loan Parties”), as guarantors, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto amended and restated the Partnership’s seventh amended and restated credit agreement (as amended and restated on August 27, 2025, the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement matures on August 27, 2030, except that (1) if more than $50.0 million of the Partnership’s existing 6.875% senior notes due 2027 are outstanding on June 2, 2027, the Amended and Restated Credit Agreement will mature on June 2, 2027 and (2) if more than $50.0 million of the Partnership’s existing 7.125% senior notes due 2029 are outstanding on December 14, 2028, the Amended and Restated Credit Agreement will mature on December 14, 2028.

The Amended and Restated Credit Agreement provides for an asset-based revolving credit facility to be made available to the Partnership in an aggregate amount of up to $1.75 billion. The Partnership’s obligations under the Amended and Restated Credit Agreement will be guaranteed by the Guarantors. In addition, the Partnership’s obligations under the Amended and Restated Credit Agreement will be secured by: (1) substantially all of the Partnership’s assets and substantially all of the assets of the Guarantors, excluding real property and other customary exclusions; and (2) all of the equity interests of the Partnership’s U.S. restricted subsidiaries (subject to customary exceptions).

The Partnership will have the ability to request: (1) the issuance of letters of credit under the Amended and Restated Credit Agreement in an aggregate amount of up to $30.0 million; and (2) swingline loans under the Amended and Restated Credit Agreement in an aggregate amount of up to $75.0 million. Subject to certain conditions, at the Partnership’s request and with the consent of the participating lenders, the total commitments under the Amended and Restated Credit Agreement may be increased from time to time by an aggregate amount of up to $300.0 million.

The borrowing base under the Amended and Restated Credit Agreement will equal: (1) 85% of the Loan Parties’ eligible accounts at such time; plus (2) the product of (a) the lesser of (i) 80% of the aggregate net orderly liquidation value of the Loan Parties’ compression units (determined by reference to the current valuation report) over the aggregate net book value of the Loan Parties’ compression units as reflected in the Loan Parties’ quarterly financial statements as of the valuation date of the current valuation report or (ii) 100%, and (b) the book value of the Loan Parties’ eligible compression units (other than eligible compression units not yet subject to a valuation report); plus (3) the product of (a) the lesser of (i) 80% of the aggregate net orderly liquidation value of the Loan Parties’ treating assets (determined by reference to the current valuation report) over the aggregate net book value of the Loan Parties’ treating assets as reflected in the Loan Parties’ quarterly financial statements as of the valuation date of the current valuation report or (ii) 100%, and (b) the book value of the Loan Parties’ eligible treating assets; plus (4) 50% of the Loan Parties’ eligible inventory (other than eligible compression units, eligible compression units not yet subject to a valuation report, eligible finished goods inventory, eligible treating assets and eligible heavy component inventory), valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time; plus (5) 80% of the Loan Parties’ eligible finished goods inventory and eligible heavy component inventory valued at cost (excluding tooling and set-up costs, sales taxes and other soft costs), determined on a first-in-first-out basis, at such time; plus (6) 80% of the Loan Parties’ eligible compression units not yet subject to a valuation report, valued at cost; less (7) reserves established by the Administrative Agent in its permitted discretion.

Borrowings under the Amended and Restated Credit Agreement will bear interest at a per annum interest rate equal to, at the Partnership’s option, either the Alternate Base Rate, one-month SOFR (which shall only be available for swingline loans made under the Amended and Restated Credit Agreement), Daily Simple SOFR or SOFR plus, in each case, the applicable margin. “Alternate Base Rate” means the greatest of (1) the prime rate, (2) the federal funds effective rate plus 0.50% and (3) one-month SOFR rate plus 1.00%. The applicable margin for borrowings varies (a) in the case of Daily Simple SOFR and SOFR loans, from 1.75% to 2.50% per annum and (b) in the case of Alternate Base Rate loans and one-month SOFR loans, from 0.75% to 1.50% per annum, and will be determined based on a total leverage ratio pricing grid. In addition, the Borrower is required to pay commitment fees based on the daily unused amount of the Amended and Restated Credit Agreement in an amount per annum equal to 0.25%. Amounts borrowed and repaid under the Amended and Restated Credit Agreement may be re-borrowed, subject to borrowing base availability.

The Amended and Restated Credit Agreement contains various covenants with which the Partnership and its restricted subsidiaries must comply, including, but not limited to, limitations on the incurrence of indebtedness, investments, liens on assets, repurchasing equity and making distributions, transactions with affiliates, mergers, consolidations, dispositions of assets and other provisions customary in similar types of agreements. The Partnership must also maintain, on a consolidated basis, as of the last day of each fiscal quarter commencing with the fiscal quarter ending September 30, 2025, a Total Leverage Ratio (as defined in the Amended and Restated Credit Agreement) of not greater than 5.50:1.00 or less than 0.00:1.00, an Interest

Coverage Ratio (as defined in the Amended and Restated Credit Agreement) of not less than 2.50:1.00 and a Secured Leverage Ratio (as defined in the Amended and Restated Credit Agreement) of not greater than 3.00:1.00 or less than 0.00:1.00. The Amended and Restated Credit Agreement also contains various customary representations and warranties, affirmative covenants and events of default.

The Partnership may use proceeds under the Amended and Restated Credit Agreement to refinance existing indebtedness of the Loan Parties, pay fees and expenses in connection with the Amended and Restated Credit Agreement, finance working capital needs, for general company purposes and for any other purpose not prohibited by the terms of the Amended and Restated Credit Agreement.

The foregoing summary of the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Finance Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*

Eighth Amended and Restated Credit Agreement, dated as of August 27, 2025, among USA Compression Partners, LP, as borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent and issuing bank

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Compression Partners, LP

	By:		USA Compression GP, LLC
its general partner

Date: August 27, 2025		By:	/s/ Christopher W. Porter
Christopher W. Porter
Vice President, General Counsel and Secretary